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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                            www.fairchildsemi.com
MAY 29, 2001
                                                 Corporate Communications:
                                                 Fran Harrison
                                                 207-775-8576
                                                 fran.harrison@fairchildsemi.com

                                                 Investor Relations:
                                                 Pete Groth
                                                 207-775-8660
                                                 Investor@spf.fairchildsemi.com

                                                 Public Relations Firm:
                                                 Barbara Ewen
                                                 CHEN PR
                                                 781-466-8282
                                                 bewen@chenpr.com

NEWS RELEASE
------------

FAIRCHILD SEMICONDUCTOR UPDATES SECOND QUARTER 2001 OUTLOOK

SOUTH PORTLAND, MAINE -- Fairchild Semiconductor International (NYSE: FCS) today announced it maintained its guidance for second quarter 2001 revenues.

"During our first quarter earnings conference call about six weeks ago, we guided analysts to expect our revenues to be flat to down five percent sequentially from the first quarter. Our current view is that sales will be in the low end of that range," said Kirk Pond, president, chairman and CEO. "We continue to see signs that our market will bottom this summer. Cancellations have significantly diminished from first quarter, while our turns business, orders that are shippable within the same quarter, has grown significantly from the first quarter. Roughly one-third of our bookings in April and May have been for second quarter delivery. As we indicated in our conference call, pricing has remained very aggressive, as much of the business we are booking is for near term demand, and the environment is very competitive. Our book-to-bill ratio for the quarter has improved from around 0.7 to 1 in the first quarter to about 0.86 to 1 in the second quarter. Our experience has been that all of these are indicators of a market bottom, which we continue to expect to occur sometime during the third quarter."

 "We continue to expect our second quarter gross margins to be down sequentially in the range of 400 basis points, and continue to expect research, development, selling, general, and administrative (R&D, SG&A) expenses to be in the range of $80-82 million for the quarter.



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FAIRCHILD UPDATES SECOND QUARTER 2001 OUTLOOK


And, for the third quarter, we expect sequentially lower revenues and gross margins, while we expect our book-to-bill ratio to continue to improve from second quarter levels. We also continue to expect sequential improvements in revenues and gross margins for the fourth quarter, due to expectations for holiday builds, lower industry inventories, and some improvements in our run rate business as customers begin to rebuild their backlogs. We expect this cycle to follow the classic pattern: first cancellations, then falling prices, then high turns orders, then stronger bookings, then stronger billings, then rising prices."


FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 11,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.


SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are listed in the company's quarterly and annual reports filed with the SEC (see the Outlook and Business Risks subsection of Management's Discussion and Analysis of Financial Condition and Results of Operations in the quarterly report on Form 10-Q for the quarter ended April 1, 2001).